Exhibit 5.2

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

January 26, 2024

CorpAcq Group Plc

1 Goose Green

Altrincham, Cheshire

WA14 1DW

United Kingdom

Ladies and Gentlemen:

We have acted as special U.S. counsel to CorpAcq Group Plc, a public limited company incorporated under the laws of England and Wales, formerly known as Polaris Pubco Plc (the “Company”) and CorpAcq Holdings Limited, a private limited company incorporated under the laws of England and Wales (together with its subsidiaries, “CorpAcq”), in connection with the Registration Statement on Form F-4 (File No. 333-275613) (such registration statement, as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of (i) 58,016,071 ordinary A1 shares, par value $0.001, of the Company (the “Post-Combination Company Ordinary A1 Shares”), (ii) 27,600,000 class C-1 shares, nominal value $0.10 each, of the Company (the “Post-Combination Company Class C-1 Shares”) or warrants, exercisable at an exercise price of $11.50, of the Company (the “Post-Combination Company Public Warrants”) (as applicable), and (iii) 27,600,000 Post-Combination Company Ordinary A1 Shares issuable upon exercise or conversion of Post-Combination Company Class C-1 Shares or Post-Combination Company Public Warrants (as applicable). The Registration Statement relates to, among other things, the business combination contemplated by the Agreement and Plan of Merger, dated August 1, 2023, as amended from time to time (the “Merger Agreement”), by and among the Company, CorpAcq, Churchill Capital Corp VII (“Churchill”), NorthSky Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, Polaris Bermuda Limited, an exempted company limited by shares incorporated under the laws of Bermuda and a direct, wholly owned subsidiary of the Company and the shareholders of CorpAcq set forth on the signature pages thereto.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of the Registration Statement, the proxy statement/prospectus included in the Registration Statement (the “Prospectus”), the Warrant Agreement, dated February 11, 2021, between Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”), and Churchill, as amended (the “Warrant Agreement”), the form of Warrant Certificate, filed as Exhibit 4.2 to the Registration Statement, the form of warrant assignment, assumption and amendment agreement appended to the Registration Statement as Annex H, by and between Churchill, the Company, and the Warrant Agent (the “Warrant Assignment”), the Merger Agreement (together with the Warrant Agreement and the Warrant Assignment, the “Transaction Documents”), and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinions set forth below.

In rendering the opinions set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company;

f.	the Company (i) is duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization, (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, and (iv) has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents; and

g.	neither the execution and delivery by the Company of the Transaction Documents, nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Post-Combination Company Public Warrants: (i) conflicts or will conflict with the articles of association or other organizational documents, as amended, of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York), or (v) requires or will require the consent, approval, licensing or authorization of, or any filing, recording, or registration with, any governmental authority under any law, rule, or regulation of any jurisdiction.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Post-Combination Company Public Warrants, when issued and delivered by the Company in the manner contemplated in the Transaction Documents, and assuming the due authorization, execution and delivery of the Warrant Agreement and Warrant Assignment, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinion stated herein is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) public policy considerations which may limit the rights of parties to obtain certain remedies, (ii) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (iii) any provision waiving the right to object to venue in any court; (iv) any agreement to submit to the jurisdiction of any federal court; and (v) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.

Our opinion is limited to the laws of the State of New York and we do not express any opinion herein concerning any other law. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws that may actually govern. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP

MSL/KEG/AB/LER/GD

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